UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):          March 3, 2010

Cowlitz Bancorporation

(Exact Name of Registrant as specified in its charter)

Washington (State or other jurisdiction of incorporation)	0-23881 (Commission File Number)	91 - 1529841 (IRS Employer Identification No.)

927 Commerce Ave. Longview, Washington 98632 Address of Principal Executive Office and Zip Code

Registrant's telephone number including area code 360-423-9800

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01      Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On March 3, 2010, Cowlitz Bancorporation (the “Company”) received a notice from the NASDAQ Stock Market (“Nasdaq”) regarding its non-compliance with Rule 5550(a)(4) of the Nasdaq Marketplace Rules, which results from the failure of the Company to meet the minimum 500,000 “publicly held shares requirement” for The Nasdaq Capital Market.  Under Nasdaq rules, the Company now has a 45 calendar day period, or until April 19, 2010, to provide Nasdaq with a specific plan to achieve and sustain compliance with all listing requirements, including a time frame for completion of the plan.

The Company expects to submit a plan to gain compliance with all Nasdaq listing rules within the required timeframe and believes it will be in a position maintain its listing on The Nasdaq Capital Market.

The Company issued a press release announcing its receipt of the notice from Nasdaq described herein.  A copy of the press release is attached hereto as Exhibit 99.1.

This Current Report contains forward-looking statements within the meaning of the “Safe-Harbor” provisions of the Private Securities Litigation Reform Act of 1995, which management believes are a benefit to shareholders. You should not place undue reliance on forward-looking statements and, except as required by applicable law, we undertake no obligation to update any such statements. Statements that are not historical or current facts, including statements about beliefs and expectations, are forward-looking statements. Forward-looking statements are subject to risks and uncertainties. Actual results could differ materially from those discussed in this press release as a result of risk factors identified in the Company's Form 10-K for the year ended December 31, 2008, and other filings with the SEC. The Company makes forward-looking statements in this Current Report related to future compliance with Nasdaq listing rules and the future listing of the Company’s securities.

Item 9.01      Financial Statements and Exhibits.

(a)	Not applicable.
(b)	Not applicable.
(c)	Not applicable.
(d)	Exhibits.
99.1 Press Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 9, 2010	COWLITZ BANCORPORATION (Registrant) By: /s/ Gerald L. Brickey Gerald L. Brickey Chief Financial Officer